Exhibit 1

                             AGREEMENT TO FILE JOINT
                            STATEMENT ON SCHEDULE 13D


         AGREEMENT, this 7th day of July 1997, by and among Roy B. Andersen, Jr., Robert S. Vaters, Dennis Schmaltz, Max A. Slifer, Vincent DeVita, UBS Partners LLC and Fenway Partners, Inc. (collectively, the "Reporting Persons").


                              W I T N E S S E T H :

         WHEREAS, the Reporting Persons may be deemed to have held beneficial ownership of, in the aggregate, more than five percent of the shares of the common stock, $.01 par value per share (the "Common Stock"), of Xpedite Systems, Inc., as of the date hereof;

         WHEREAS, the Common Stock has been registered by Xpedite Systems, Inc. under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act");

         WHEREAS, pursuant to Rule 13d-1 under the Act, when any person or group acquires more than five percent of such a class of registered equity securities it shall file with the Securities and Exchange Commission a statement on
Schedule 13D or 13G under certain circumstances;

         WHEREAS, Rule 13d-1(f) under the Act provides that whenever two or more persons are required to file a statement with respect to the same securities, only one such statement need be filed, provided such persons agree in writing that such statement is filed on behalf of each of them;

         WHEREAS, certain of the Reporting Persons have previously executed and delivered that certain Agreement to File Joint Statement on Schedule 13D dated February 5, 1997 (the "Original Agreement") and hereby desire to amend and restate in its entirety the Original Agreement;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

         Each of the Reporting Persons hereby agrees, in accordance with Rule 13d-1(f) under the Act, to file statements on Schedule 13D (the "Statements") with respect to the Common Stock beneficially owned or deemed to be beneficially owned by each of them pursuant to Section 13(d) of the Act and the rules thereunder.

         Each of the Reporting Persons hereby agrees that those Statements shall be filed on behalf of each of them and that a copy of this Agreement shall be filed as an Exhibit thereto in accordance with Rule 13d-(1)(f)(i) under the Act.

         Each of Roy B. Andersen, Jr., Robert S. Vaters, Dennis Schmaltz, Max A. Slifer and Vincent DeVita (i) hereby constitutes and appoints Roy B. Andersen and Robert S. Vaters their true and lawful attorney-in-fact and agent, for them and in their name to sign the Statements and any amendment thereto granting to such attorneys-in-fact and agents full power to do and perform each and every act relating to this Statement and any amendment to this Statement, as fully and to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof and (ii) agrees that the Original Agreement is hereby amended and restated in its entirety.

         This Agreement and the filing of the Statements shall not be construed to be an admission that any of the Reporting Persons is a member of a "group" pursuant to Section 13(d) of the Act and the rules thereunder consisting of one or more such persons, except for purposes of acquiring Common Stock as set forth in the Statement to which this Agreement is an Exhibit.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                 /s/ Roy B. Andersen
                                 ---------------------------------------
                                 Roy B. Andersen



                                 /s/ Robert S. Vaters
                                 ---------------------------------------
                                 Robert S. Vaters



                                 /s/ Dennis Schmaltz
                                 ---------------------------------------
                                 Dennis Schmaltz



                                 /s/ Max A. Slifer
                                 ---------------------------------------
                                 Max A. Slifer



                                 /s/ Vincent DeVita
                                 ---------------------------------------
                                 Vincent DeVita

                                          UBS PARTNERS LLC



                                             /s/ Justin S. Maccarone
                                          By:-----------------------------------
                                             Name: Justin S. Maccarone
                                             Title: President


                                             /s/ Michael Greene
                                          By:-----------------------------------
                                             Name: Michael Greene
                                             Title: Vice President/Treasurer



                                          FENWAY PARTNERS, INC.



                                             /s/ Russell W. Steenberg
                                          By:-----------------------------------
                                             Name: Russell W. Steenberg
                                             Title: Managing Director